                                                                  EXHIBIT (a)(4)


                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                CYBERMEDIA, INC.
                                       AT

                              $9.50 NET PER SHARE
                                       BY
                           CYCLONE ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                            NETWORK ASSOCIATES, INC.

            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
        NEW YORK CITY TIME, ON FRIDAY, AUGUST 28, 1998, UNLESS EXTENDED.

                                                                  August 3, 1998

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated August 3, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Cyclone Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Networks Associates, Inc. ("Parent"), to purchase all of the outstanding shares of Common Stock, $0.01 par value per share (collectively, the "Shares"), of CyberMedia, Inc., a Delaware corporation (the "Company"), at a purchase price of $9.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1.  The tender price is $9.50 per Share, net to the seller in cash.

          2. The Offer is subject to the Minimum Condition (as defined in the Offer to Purchase) and certain other conditions. See Sections 1 and 15 of the Offer to Purchase.

          3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 28, 1998 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, for the making of the Offer to Purchase, and further provides that, following the purchase of Shares pursuant to the Offer and promptly after the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger"). The Company will continue as the surviving corporation after the Merger and will be a wholly owned subsidiary of Parent.

          4.  The Offer is being made for all of the outstanding Shares.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares
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     by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

          6. The Offer and withdrawal rights will expire at Midnight, New York City time, on Friday, August 28, 1998, unless the Offer is extended.

          7. The Company's Board of Directors has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger are fair to and in the best interests of the holders of the Shares (the "Stockholders"), (b) approved and adopted the Merger Agreement and the transactions contemplated thereby and (c) resolved to recommend that the Stockholders accept the Offer and approve and adopt the Merger Agreement and approve the transactions contemplated thereby.

          8. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer in all cases will be made only after timely receipt by the Depositary of (a) Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering Stockholders at the same time depending upon when Certificates are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED PROMPTLY TO AFFORD US AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                CYBERMEDIA, INC.
                                       BY
                           CYCLONE ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                            NETWORK ASSOCIATES, INC.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase of Cyclone Acquisition Corp. dated August 3, 1998, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Cyclone Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Networks Associates, Inc., a Delaware corporation, to purchase all outstanding shares of Common Stock (collectively, the "Shares") of CyberMedia, Inc., a Delaware corporation.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


      Number of Shares to be Tendered: *


                                                                    SIGN HERE

Account Number:                                  ------------------------------------------------

Date: , 1998                                     ------------------------------------------------
                                                                   Signature(s)

                                                 ------------------------------------------------

                                                 ------------------------------------------------
                                                                 (Print Name(s))

                                                 ------------------------------------------------

                                                 ------------------------------------------------
                                                               (Print Address(es))

                                                 ------------------------------------------------
                                                        (Area Code and Telephone Number(s))

                                                --------------------------------------------------
                                                   (Taxpayer Identification or Social Security
                                                                    Number(s))

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.